Exhibit 10.3
Custodial Services Agreement
This Custodial Services Agreement (“Custody Agreement” or “Agreement”) is entered into and effective as of June 13, 2025 between VanEck Solana ETF (the “Customer”) and Gemini Trust Company, LLC, a New York State-chartered limited purpose trust company (“Gemini” or “Custodian”, and together with Customer the “Parties,” and each individually, a “Party”), as custodian to the Customer. This Agreement governs Customer’s use of Custodial Services (as defined below).
RECITALS
WHEREAS:
A.Gemini provides Digital Asset custody services whereby it, among other services, holds digital assets on behalf of customers and operates and provides access to a Digital Asset exchange.
B.Customer seeks custody services for certain Digital Assets, and Gemini is willing to provide such custody services on the terms and subject to the conditions contained in this Agreement.
TERMS
NOW, THEREFORE, in consideration of the covenants and promises in this Custody Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Definitions
Whenever used in this Agreement, the following words shall have the meanings set forth below:
(a)“Applicable Laws and Regulations” means all laws, regulations, and rules of any applicable governmental, self-regulatory, or other regulatory authority, including, but not limited to: Money Service Business (“MSB”) regulations under the Financial Crimes Enforcement Network (“FinCEN”); state money transmission laws; laws, regulations, and rules of relevant tax authorities; applicable regulations and guidance set forth by FinCEN; the Bank Secrecy Act of 1970 (“BSA”); the USA PATRIOT Act of 2001 (“Patriot Act”); anti-money laundering and counter-terrorist financing (“AML/CTF”) provisions as mandated by U.S. federal law and any other rules and regulations regarding AML/CTF; issuances from the Office of Foreign Assets Control (“OFAC”); the New York Banking Law (the “NYBL”); regulations promulgated by the New York Department of Financial Services (“NYSDFS”) from time to time; the National Futures Association (“NFA”); the Financial Industry Regulatory Authority (“FINRA”); and the Commodity Exchange Act (“CEA”).

(b)“Assets” means any Supported Digital Asset that has been Delivered to Gemini to be held in a Custody Account established by Gemini on Customer’s behalf, in each case until such Assets are withdrawn or cease to be Assets pursuant to this Custody Agreement. Assets shall also mean any Digital Assets resulting from Forks or Airdrops that Gemini, in its sole discretion, deems to be a Supported Digital Asset.
(c)“Asset Balance” means the quantity of each Asset denominated in the appropriate Supported Digital Asset type.
(d)“Authorized Agent” means VanEck Digital Assets, LLC, the sponsor of the Customer.
(e)“Authorized Person” is any person designated by Customer or the Authorized Agent to have access to its Gemini Account and any sub-account based on the role-based permissions Customer or the Authorized Agent assigns.
(f)“Blockchain Address” means a public address on a blockchain in which Assets can be held (including, but not limited to, a Solana address for the Asset commonly known as Solana).
(g)A“BSA/AML Program” means Gemini’s Bank Secrecy Act and Anti-Money Laundering Compliance Program, available on Gemini’s website at, https://www.gemini.com/legal/user-agreement#section-bsa-aml-compliance, which may be amended from time to time at Gemini’s discretion.
(h)“Business Day” means any day other than a Saturday, a Sunday, or day when federal banks located in the State of New York are closed for a legal holiday or by government directive.
(i)“Change of Control” means:
i.the merger or consolidation of a Party with or into another Person or the merger of another Person with or into a Party, or the sale of all or substantially all the assets of a Party to another Person, unless holders of a majority of the aggregate voting power of the outstanding equity securities of such Party, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the outstanding equity securities of the surviving or transferee Person; or
ii.any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the total voting power of the outstanding equity securities of a Party.
(j)“Cold Storage System” means Gemini’s proprietary offline storage system that Gemini uses to custody the Customer's Assets.
(k)“Custody Account” means a sub-account of a Gemini Account that is a segregated custody or cold storage account.
(l)“Custody Interface” means the interface of the Gemini Platform located at exchange.gemini.com that allows for Custody Account actions including, but not limited to, the ability to view balances and request and approve withdrawals.
(m)“Custody-Only Assets” means Assets for which Gemini only provides custody services and does not list for trading on its exchange.
(n)“Cut-Off Time” means 4pm Eastern Time each Business Day.
(o)“Customer Omnibus Account” means, with respect to fiat currency held for customers in Fiat Accounts, omnibus bank accounts (each an “Omnibus Account”) at depository institutions (each, a “Bank”); money market accounts (each, a “Money Market Account”) at a Bank or financial institution; and/or payment accounts (each, a “Payment Account”) at a financial institution.
(p)“Delivery” (or “Deliver,” Delivering,” or “Delivered”) means the transfer of Supported Digital Assets to one or more Blockchain Addresses controlled by the receiving Party and provided by the receiving Party to the sending Party for such transfer. Supported Digital Assets will only be considered Delivered to Gemini after the required number of network confirmations, as determined by Gemini in its sole discretion, have occurred on the blockchain for such Supported Digital Assets.
(q)“Digital Asset” means a digital asset (also called a “cryptocurrency,” “virtual currency,” “digital currency,” or “virtual commodity”), such as Solana (SOL), which is a digital representation of value based on (or built on top of) a cryptographic protocol of a computer network.
(r)“Effective Date” means June 13, 2025.
(s)“ETP Redemption Cut-Off Time” means 4pm Eastern Time on a Business Day.
(t)“Exchange” means the exchange operated by Gemini that facilitates the buying and selling of Digital Assets.
(u)“Fiat Account” means a fiat currency account that reflects a customer’s fiat currency balance.

(v)“Fork” means changes in operating rules of an underlying protocol of a Supported Network.
(w)“Gemini Service Provider” means any of (a) Gemini’s affiliates, service providers, including data centers that Gemini uses in connection with the operation and management of its business, and (b) its and their respective officers, directors, non-employee agents, joint venturers, employees and representatives.
(x)“General Instructions” means any notice, instruction, or other communication that is not Proper Instructions, as agreed between the Parties. Gemini may rely upon any General Instruction that it believes in good faith and in a commercially reasonable manner has been given by an Authorized Person, and provided that withdrawals of Digital Assets from the Custody Account or fiat currency from the Fiat Account shall only be conducted pursuant to Proper Instructions, unless otherwise agreed by the Parties.
(y)“Lien” means pledges, liens, charges, security interests, collateral assignment agreements, leases, title retention agreements, mortgages, options, adverse claims or encumbrances of any kind or character whatsoever or any other right of or arrangement with any creditor to have such creditor’s claim satisfied out of specified assets, or the proceeds therefrom, prior to the general creditors of the person owning such assets.
(z)“Material Adverse Effect” means a material adverse effect on:
i.the financial condition, business, assets, results of operations or prospects of the applicable Party;
ii.Gemini’s safekeeping of Customer’s Assets or fiat currency; or
iii.Gemini’s ability to provide the services contemplated by this Agreement.
(aa)“Other Functionality” means functionality that may be associated with certain Digital Assets including, but not limited to, staking, protocol governance, smart contract functionality, and other similar uses.
(bb)“Person” means any individual, sole proprietorship, partnership, firm, unincorporated association, unincorporated syndicate, unincorporated organization, trust, corporation, limited liability company, and any other entity regardless of form, as well as any governmental authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.
(cc)“Proper Instructions” means instructions that have been entered and confirmed via the Custody Interface on the Gemini Platform.

(dd)“Solana” means the native digital asset of the Solana network known as Solana or SOL.
(ee)“Supported Digital Asset” means Digital Assets of Supported Networks that Gemini supports, in its sole discretion, a current list of which is available on Gemini’s website (https://www.gemini.com/legal/user-agreement#section-supported-digital-assets-and-waiver-of-conflicts).
(ff)“System Failure” has the meaning specified in Section 9.
(gg)“User Agreement” means the Gemini User Agreement, available at Gemini’s website (https://www.gemini.com/legal/user-agreement#section-gemini-exchange), which may be amended, amended and restated, or otherwise modified from time-to-time, and made available on such website or a replacement website.
(hh)“Withdrawal Request” means a request sent to Gemini via Proper Instructions that specifies the type and amount of Assets to be withdrawn from Customer’s Custody Account and the destination Blockchain Address, or by General Instructions in a manner agreed to by the Parties.
2.    Other Definitional and Interpretative Provisions.
In this Agreement:
(a)    Currency – Unless otherwise specified, all references to money amounts or fiat currency are to lawful currency of the United States.
(b)    Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.
(c)    Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.
(d)    No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
(e)    Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.
(f)    Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(g)    Statutory References – A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.
(h)    Time – Time is of the essence in the performance of the Parties’ respective obligations
(i)    Time Periods – Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.
3.    Custodial Relationship; Services.
(a)    The Customer hereby appoints Gemini, and Gemini accepts such appointment, as Customer’s custodian, with effect from the Effective Date, of Customer’s Assets and fiat currency, which shall be held in (i) Customer’s Custody Account for Assets, and a Custody Account for Customer's Staked Assets through the Staking Services (as defined below),and (ii) Customer’s Fiat Account, for fiat currency (“Custodial Services”).
(b)    Gemini hereby acknowledges and agrees that it is a custodian of the Assets stored by Customer in the Custody Account and fiat currency stored by Customer in the Fiat Account, and that Gemini has no right, interest, or title in such Assets and fiat currency. Gemini further represents that it is a fiduciary under §100 of the NYBL and a custodian that is licensed to hold Customer’s Assets and fiat currency in trust on its behalf. Gemini represents, warrants, and covenants that Gemini does not engage in any fractional reserve banking and, as such, none of the Assets nor fiat currency will be used by Gemini in connection with any loan, hypothecation, Lien or claim of (or by) Gemini or transferred, pledged, or otherwise made subject to a Lien to (or by) any third party, that none of the Assets constitute an asset on the balance sheet of Gemini, and that the Assets and fiat currency will at all times be identifiable in Gemini’s database as being stored in the Custody Account, or Fiat Account, respectively, on behalf of Customer, in accordance with this Agreement. Gemini tracks the balances and ownership of Assets and fiat currency of each such account.
(c)    Customer’s use of the Fiat Account is subject to the terms in Appendix A (“Fiat Account Schedule”).
4.    Opt-in to Article 8 of the Uniform Commercial Code of the State of New York.
(a)    The Parties agree that (i) all property, including all Assets, credited to Customer’s Custody Account, including, for the avoidance of doubt, Assets which have been Staked, will be treated as “financial assets” under Article 8 of the Uniform Commercial Code as in effect of the State of New York (“UCC”), (ii) Gemini will be acting as “securities intermediary” within the meaning of Article 8 of the UCC and an “intermediary” within the meaning of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649 (entered into force April 1, 2017) (the “Hague Securities

Convention”) in maintaining Customer’s Custody Account, (iii) Customer’s Custody Account will constitute a “securities account” within the meaning of Article 8 of the UCC and the Hague Securities Convention with respect to all property, including all Assets, credited thereto, (iv) Gemini will treat Customer as the ”entitlement holder” having “security entitlements” within the meaning of Article 8 of the UCC with respect to all property, including all Assets, credited to Customer’s Custody Account, and (v) Customer will be the “account holder” within the meaning of  the Hague Securities Convention with respect to Customer’s Custody Account.  The parties understand and agree that the foregoing election does not affect the characterization or treatment of any Assets under any law, rule, or regulation, other than the UCC and the Hague Securities Convention.
(b)    Gemini shall maintain each Digital Asset in a quantity corresponding to the aggregate of all security entitlements it has established in favor of its entitlement holders with respect to that Digital Asset. Gemini may maintain such Digital Assets directly or through one or more other securities intermediaries and may maintain such Digital Assets in one or more omnibus accounts (though for the avoidance of doubt, Customer's Assets shall be maintained as provided in this Agreement). Gemini shall only be responsible for the performance of those duties and obligations as are expressly set forth herein. Gemini shall have no implied duties or other obligations whatsoever.
(c)    New York is the “securities intermediary’s jurisdiction” for purposes of the UCC, and the law in force in the State of New York is applicable to all issues specified in Article 2(1) of the Hague Securities Convention.
5.    Other Services. In addition to the Custodial Services, Gemini shall make available to Customer other Gemini Services, including access to the Exchange for the purpose of buying and selling of Digital Assets and Gemini Clearing services to settle certain transactions through Gemini’s trade settlement platform. In each case, Customer’s use of these services is subject to the terms of the User Agreement or such other agreement as the Parties may enter into and outside the scope of this Agreement.
6.    Fees.
(a)    Customer shall pay to Gemini:
i.Fees for the Custodial Services as set out in the Custodial Fee Schedule attached as “Exhibit 1: Fee Schedule,” denominated in the respective Asset type as set out in the Custodial Fee Schedule from the Digital Assets held by Gemini on Customer’s behalf (the “Custody Fee”), and
ii.an administrative withdrawal fee (the “Withdrawal Fee”) in connection with a Withdrawal Request and in accordance with the Custodial Fee Schedule of this Agreement.
(b)    Gemini shall not change the Custody Fee without providing ninety (90) days prior notice to the Customer. The Custody Fee is: (i) calculated on a daily basis at 4pm Eastern Time;

and (ii) accrues each calendar day against Customer’s respective Asset Balance beginning on the day the Supported Digital Assets were Delivered to Gemini (i.e., becoming Assets).
(c)    The Parties agree that all Custody Fees, Withdrawal Fees or other amounts incurred under this Agreement shall be invoiced by Gemini to and paid by the parent company of the Customer’s Authorized Agent, Van Eck Associates Corporation or as otherwise agreed by the Parties.
(d)    Undisputed invoices shall be due and payable within thirty (30) days of receipt without deduction or set off.
(e)    Such fees may be paid in the form of either (i) United States Dollar (“USD”) as provided in Exhibit 1, or (ii) in the notional USD equivalent in Bitcoin as reasonably calculated by Gemini based on the average trailing 24-hour U.S. dollar denominated volume-weighted-average-price for Bitcoin on the Gemini Exchange at the time such fees are incurred.
7.    Custodial Account Creation and Structure.
(a)    Gemini shall establish a Gemini Account for Customer in Customer’s name that will consist of one or more of the following sub-accounts, as directed by Customer: (i) a Custody Account for Digital Assets and (ii) a Fiat Account to custody Customer’s fiat currency.
i.    Customer’s Custody Account will have one or more associated unique Blockchain Addresses. In the Custody Account, Customer’s Assets will be segregated from any and all other Digital Assets held by Gemini (and those of any other Person) and directly verifiable via the applicable blockchain.
ii.    Gemini will provide Customer with all Blockchain Addresses associated with its Custody Account. The ownership of Customer’s Assets and fiat currency will be clearly recorded in Gemini’s books as belonging to Customer.
iii.    Gemini’s records will at all times provide for the separate identification of Customer’s Assets. Gemini will not loan, hypothecate, pledge, or otherwise encumber any Assets in Customer’s Custody Account.
iv.    Customer agrees and understands that nothing herein prevents Gemini from using its Cold Storage System to custody its own property and/or the property of third parties; provided, however, that, at a minimum, separate Blockchain Addresses are utilized to segregate Customer's Assets from such other property.
The Custodial Services shall be provided through Gemini’s website and associated technology including applications and application programming interfaces (“APIs” and together the “Gemini Platform”). Customer is responsible for opening a Gemini Account through the Gemini Platform, which includes successfully completing the Gemini BSA/AML Program and registering one or more “User Accounts” for Authorized Persons, which will have access to the Customer’s Gemini Account. Use of the Gemini Platform shall be subject to the terms of the

User Agreement, and accessing the Custody Account and other Gemini Platform functionality through an API shall be subject to the terms of the API Agreement, each of which may be amended, amended and restated, or otherwise modified from time to time and made available on such website or a replacement website; provided, however, that Gemini shall provide as notice of material changes to the User Agreement or API Agreement prior to such changes becoming effective on Customer.
(b)    A Gemini Account may be opened and accessed on behalf of Customer by a beneficial owner and/or designated representative, including the Authorized Agent. By opening an account, the Customer warrants and agrees that the person opening such account is a beneficial owner and/or designated representative of the Customer. Customer authorizes Gemini, or a third-party service provider, to take any measure that Gemini considers necessary to verify and authenticate the identity and confirm the information Customer submits about its linked bank account, and to take any action Gemini deems necessary based on the results.
(c)    Customer acknowledges and agrees that it and the Authorized Agent are responsible for designating Authorized Persons to have access to its Gemini Account and to assign role-based permissions for such Authorized Persons with respect to the Gemini Account, and as applicable, each sub-account. Customer agrees that it will not allow any persons who have not successfully completed the Gemini BSA/AML Program to access or use its Gemini Account.
(d)    Authorized Persons may submit instructions to Gemini with respect to Customer’s Gemini Account. The types of instructions that may be submitted and actions that may be performed will differ for each sub-account, as described in this Agreement, and may change from time to time. Instructions may be submitted by Authorized Persons via the Gemini Platform as Proper Instructions or communicated to Gemini as General Instructions, as applicable (together, “Instructions”). Instructions to withdraw Assets from the Custody Account or Fiat Currency from the Fiat Account can only be submitted as Proper Instructions, unless otherwise agreed to by the Parties. If applicable, except in connection with the Staking Services described in an applicable Staking Services Addendum, instructions to withdraw Assets from the Custody Account or Fiat Currency from the Fiat Account can only be submitted as Proper Instructions.
i.    In each case, Customer acknowledges that it is familiar with, and has been fully informed of, the risks associated with giving Instructions, and is willing to accept such risks, and it shall (and shall cause each Authorized Person to) safeguard and treat with extreme care any credentials related to Instructions. Customer understands that there may be more secure methods of giving or delivering Instructions than the methods selected by Gemini and Customer agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of particular needs and circumstances. Customer agrees and understands that with respect to Proper Instructions, Gemini cannot authenticate whether or not such Instructions originated from an Authorized Person. Customer agrees and understands that, in accordance with this Agreement, Gemini may rely upon, without liability on its part, any Instruction that it believes in good faith and in a commercially reasonable manner to have been given by an Authorized Person in a manner authorized by this Agreement.
ii.    For Instructions other than Proper Instructions, if Gemini believes that any such Instructions are illegible, unclear or ambiguous, Gemini shall promptly notify Customer and may refuse to execute such Instructions until any ambiguity or conflict has been resolved to its satisfaction. Except to the extent resulting from a breach of Gemini’s Standard of Care, Gemini shall not be liable for any loss resulting from a delay while it obtains the relevant resolution. Validation and confirmation procedures used by Gemini are designed only to verify the source of the Instruction and not to detect errors in the content of that Instruction or to prevent duplicate Instructions. Customer is responsible for losses resulting from Instructions provided by it or its Authorized Persons in accordance with this Agreement. For the avoidance of doubt, Customer is responsible for losses resulting from inaccurate Instructions provided by Customer (e.g., if Customer provides the wrong destination Blockchain Address to Gemini for executing a Withdrawal Request). Gemini is responsible for losses resulting from its errors in executing Instructions (e.g., if Customer provides the correct destination Blockchain Address for executing a Withdrawal Request to Gemini, but Gemini erroneously sends Customer’s Assets to a different destination Blockchain Address).
iii.    Customer acknowledges and agrees that Gemini may refuse to execute Instructions if in its reasonable opinion such Instructions are outside the scope of Gemini’s duties under this Agreement or are contrary to Applicable Laws and Regulations, in which case Gemini will promptly notify the Customer unless legally prohibited from doing so.
(e)    Gemini hereby represents, warrants and covenants that the Assets in the Customer’s Custody Account will, unless required to facilitate withdrawals from the Custody Account as a temporary measure, be custodied using the Cold Storage System; that separate Blockchain Addresses are utilized to segregate the Customer’s Assets from Gemini’s Digital Assets and other property and the Digital Assets and property of all other Persons; and that Assets will not be withdrawn from the Custody Account except pursuant to Proper Instructions, unless otherwise agreed by the Parties.
(f)    Account Access.
i.    Customer is only permitted to access its Gemini Account using its User Account login credentials and other required forms of authentication. Gemini requires multi-factor authentication to keep Customer’s User Account safe and secure. As a result, Customer is required to use at least two forms of authentication when accessing its User Account and performing certain operations in its Gemini Account. Forms of multi-factor authentication in addition to Customer’s login credentials may include verification tokens delivered through short message service (“SMS”) or a specified and supported two-factor authentication (“2FA”) application. If Customer chooses to install and use a 2FA application on a device (e.g., phone or tablet) on which the operating system has been tampered with in any way, Customer does so at its own risk. This includes, but is not limited to, a “rooted” (Android) or “jailbroken” (iOS) device. Gemini reserves the right in its sole discretion to prohibit access from or by any device on which the operating system has been or is suspected of having been modified or tampered with. Customer agrees that Gemini may provide Customer’s 2FA data to a third-party service provider in order to help Gemini authenticate Customer.
ii.    Customer agrees that its User Account login credentials and any other required forms of authentication, where applicable, have been chosen by Customer, when applicable. Customer also agrees to keep its User Account login credentials and any other required forms of authentication, including its API keys, confidential and separate from each other, as well as separate from any other information or documents relating to its Gemini Account and its User Account.
iii.    Customer agrees and understands that it is solely responsible (and will not hold Gemini responsible) for managing and maintaining the security of its User Account login credentials and any other required forms of authentication, including its API keys.
8.Custody Account Provisions. The following provisions describe the operation of the Custody Account.
(a)    Delivery. Customer agrees and understands that Supported Digital Assets will only be considered Assets after they have been Delivered to a Blockchain Address provided by Gemini to Customer. Customer agrees and understands that Gemini shall have no obligation with respect to any Supported Digital Assets unless such Supported Digital Assets have been so Delivered to it.
(b)    Deposits. Deposits of Supported Digital Assets to a Blockchain Address of Customer’s Custody Account may occur without Gemini’s involvement. Deposits will be credited to Customer’s Custody Account once they are Delivered.
(c)    Withdrawals.
i.    Upon submission of a Withdrawal Request via the Custody Interface, all Authorized Persons will receive an email notification informing them of the Withdrawal Request. An Authorized Person (other than the Authorized Person who initiated the Withdrawal Request) must then approve the Withdrawal Request via the Custody Interface (a “Withdrawal Confirmation”).
ii.    If only one Authorized Person is designated on a Gemini Account, a Withdrawal Request will be approved following a new or recently successful multi-factor authentication.
iii.    Once a Withdrawal Confirmation has been made, Customer’s Withdrawal Request will be processed, and the Digital Assets subject to the Withdrawal Request shall be Delivered to the destination Blockchain Address specified therein, within one Business Day of the next Cut-Off-Time. If a Withdrawal Request is made (i) by the ETP

Redemption Cut-Off Time on a Business Day, (ii) in connection with a redemption of shares for Customer’s exchange traded product, and (iii) the Delivery of Digital Assets for such Withdrawal Request is to the Gemini Account of a Person that has signed and executed an agreement with Customer to be an “Authorized Participant” with respect to Customer’s exchange traded product, then the Digital Assets subject to such Withdrawal Request shall be Delivered to the destination Blockchain Address specified therein, by the next of the Business Day from the Business Day when such Withdrawal Request was submitted.
iv.    Customer agrees and understands that with respect to Proper Instructions, Gemini cannot authenticate whether or not such Proper Instructions originated from an Authorized Person. Customer further agrees and understands that Gemini has the right to refuse to execute any Withdrawal Request that it believes may be in violation of any Applicable Laws and Regulations, in which case Gemini will promptly notify the Customer unless legally prohibited from doing so. Customer agrees and understands that Gemini may rely upon any action that it believes in good faith and in a commercially reasonable manner to have been taken by an Authorized Person in a manner authorized by this Agreement.
v.    Digital Assets withdrawals will typically be processed at the speed of a Digital Asset network. In certain situations, Digital Asset withdrawals may be delayed in connection with Downtime or the congestion or disruption of a Digital Asset network.
vi.    If Customer is unable to meet requirements under Applicable Law and Regulations or its operating agreements related to the timing for the creation and redemption of shares for its exchange traded products as a direct result of Gemini’s Custody Interface preventing Customer from submitting Withdrawal Requests via Proper Instructions, Gemini will cooperate with Customer and will use reasonable efforts to put in place an alternative procedure for Customer to submit requests for withdrawals of Customer's Assets or fiat currency, including through the use of General Instructions, so long as Gemini, in consultation with the Customer, can reasonably determine that such alternative procedure can be processed in a secure manner and consistent with Gemini’s risk management standards.
(d)    Statements. Gemini will provide Customer with an itemized account statement (“Custody Statement”) monthly via Gemini’s Custody Interface, which will list the accrued Fees for Customer’s Assets, and if applicable, Staking Rewards (as defined in an applicable Staking Services Addendum. Customer can view Customer's prior Custody Statements, current Asset Balance, and other account information at any time through the Custody Interface.
(e)    Sub-Contractors. Subject to Section 11(a)(iii) of this Agreement, Customer understands that Gemini may perform its duties or obligations under this Custody Agreement through subcontractors or agents (including Gemini Service Providers). In relation to each such subcontractor or agent used by Gemini, Gemini shall: (i) comply with the Standard of Care in the selection, appointment and use of each such subcontractor or agent; (ii) monitor such subcontractor's or agent's performance; and (iii) remain solely liable to Customer for the performance of Gemini's obligations under this Agreement, notwithstanding any use of subcontractors or agents.
(f)    Authorized Participants. Subject to any legal and regulatory requirements, in order to support Customer’s ordinary course of deposits and withdrawals, which involves, or will in the future involve, deposits from and withdrawals of Assets owned by Customer to Digital Asset accounts owned by a person that is an “Authorized Participant” of the Customer, within the meaning of an authorized participant agreement between such Authorized Participant and Customer (an “Authorized Participant”), Gemini will use commercially reasonable efforts to cooperate with Customer to design and put in place via the Custodial Services a secure procedure to allow such Authorized Participants to receive a Digital Asset address for deposits by such Authorized Participants and to initiate withdrawals to Digital Asset addresses controlled by such Authorized Participants, including to meet certain of Customer’s timing requirements for the creation and redemption of shares for its exchange traded product.
9.    Standard of Care.
(a)    Gemini agrees to take reasonable care and use commercially reasonable efforts in executing its responsibilities to Customer pursuant to this Agreement, which includes exercising the degree of care, diligence and skill that a prudent and competent professional provider of services similar to the Custodial Services would exercise in the circumstances, or such higher care where required by law or this Agreement (collectively, the “Standard of Care”).
i.    Customer agrees that Gemini cannot be held responsible for any failure or delay to act by Gemini, any Gemini Service Provider or its banks that is within the time limits permitted by this Agreement, or that is caused by Customer’s negligence or is required to comply with Applicable Laws and Regulations.
ii.    Customer further agrees that Gemini cannot be held responsible for any System Failure or Downtime (both as defined herein), which prevents Gemini from fulfilling its obligations under this Agreement, provided that Gemini took reasonable care and used commercially reasonable efforts to prevent or limit such System Failures or Downtime and otherwise complied with this Agreement. For purposes of this provision, a “System Failure” shall mean a failure of any computer hardware, software, computer systems, or telecommunications lines or devices used by Gemini, or interruption, loss, or malfunction of utility, data center, Internet or network provider services used by Gemini; provided, however, that a cybersecurity attack, data breach, hack, or other intrusion, or unauthorized disclosure by a third party, Gemini, a Gemini Service Provider, or an agent or subcontractor of Gemini, shall not be deemed a System Failure, to the extent such events or any losses arising therefrom are due to Gemini’s failure to comply with its obligations under this Agreement. Customer also agrees that Gemini cannot be held responsible for any circumstances beyond Gemini’s reasonable control, provided Gemini acted in accordance with the Standard of Care.
iii.    Notwithstanding any other provision in this Agreement, for all Assets held in Customer's Custody Account with Gemini, Gemini represents, warrants, and covenants that it will maintain the private key or keys in a form accessible to Gemini and will take reasonable care and use commercially reasonable efforts to (i) protect and keep the private key or keys secure and (ii) not disclose them or allow access to them by any other Person.
iv.    Gemini shall take reasonable care and use commercially reasonable efforts to ensure that Customer and the Authorized Agent shall be able to access the Custody Account via the Custody Interface and the Gemini Platform 97% of the time (excluding Downtime (as defined herein) and Systems Failures).
(b)    Subject to the “Force Majeure” provision and as limited by the “Limitation of Liability” provision in this Agreement, Gemini shall be liable to Customer for the Loss of any of Customer's Digital Assets or fiat currency to the extent that such Loss was caused by the negligence, fraud, willful or reckless misconduct of Gemini or breach by Gemini of its Standard of Care as defined in this Section 9.
i.For purposes of this Section 9(b), “Loss” shall mean if, at any time the Customer’s Custody Account or Fiat Account, as applicable, does not hold the Assets or fiat currency that had been (1) received by Gemini in connection with Customer’s Custody Account or Fiat Account pursuant to this Agreement, or (2) duly sent to Gemini by Authorized Persons in connection with Customer’s Custody Account pursuant to this Agreement but not received because of a failure caused by Gemini.
ii.“Loss” shall include situations where Gemini fails to execute a valid Withdrawal Request, Assets are withdrawn from Customer’s Custody Account other than pursuant to a Withdrawal Request, or Customer is not able to timely withdraw Assets from the Custody Account pursuant to a Withdrawal Request, in each case due to a failure caused by Gemini; provided, however, that Gemini's failure to permit timely withdrawals because it has determined that it cannot do so due to the requirements of Applicable Laws and Regulations or because of the operation of its fraud detection controls shall not be considered a Loss, provided Gemini is acting reasonably and in good faith.
iii.Subject to any other provision of this Agreement, should a Loss of the Customer's Digital Assets or fiat currency due to the negligence, fraud, willful or reckless misconduct of Gemini or a breach by Gemini of its Standard of Care occur, whether discovered by Gemini or by Customer (and following prompt written notice to the other Party), Gemini will, as soon as practicable, return to Customer a quantity of the same Digital Asset that is equal to the quantity of Digital Assets involved in the Loss, or return to Customer a quantity of the same fiat currency that is equal to the quantity of fiat currency involved in the Loss (if the Loss involved the Fiat Account).

10.Representations, Warranties and Covenants. Gemini and Customer hereby make the following representations and warranties, as applicable to each, which representations and warranties shall be continuing.
(a)    Gemini represents, warrants and covenants that:
i.    it is duly organized and existing under the laws of New York, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;
ii.    it is a New York State-chartered limited purpose trust company that is authorized under Article III §§ 96 and 100 of the New York Banking Law to provide custodial services with respect to Digital Assets and fiat currency;
iii.    it has full power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;
iv.    the execution, delivery and performance by Gemini of this Agreement and the provision of the services contemplated hereby are within Gemini’s corporate powers and have been duly authorized by all necessary corporate action on the part of Gemini;
v.    this Agreement constitutes a valid and binding agreement of Gemini enforceable against Gemini in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Laws and Regulations or of the articles of incorporation or other documents under which Gemini is organized or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Gemini;
vi.    it has and shall maintain any necessary consents, permits, licenses, approvals, authorizations or exemptions of any governmental or other regulatory authority or agency required to fully and timely provide Custodial Services (including, for the avoidance of doubt, Staking Services) to Customer under this Agreement, including the Staking Services Addendum, in accordance with Applicable Laws and Regulations;
vii.    it has complied and shall continue to comply with all Applicable Laws and Regulations with respect to the Custodial Services and Staking Services;
viii.    it shall immediately notify Customer if, at any time after the date of this Agreement, any of the representations, warranties, or covenants made by Gemini under this Agreement, fail to be true and correct as if made at and as of such time, and provide details of such deficiency;

ix.    beneficial and legal ownership of Customer’s Digital Assets and fiat currency is, and shall remain, freely transferable without the payment of money or value at all times in connection with the Custodial Services (including, for the avoidance of doubt, Staking Services), and Gemini and to the best of Gemini’s knowledge, any applicable provider of Staking Services, if different from Gemini, has no ownership interest in Customer’s Digital Assets or fiat currency;
x.    Gemini waives any right of Lien, pledge, retention or set-off or similar right it may have under any provision of law, regulation or contract with respect to the Assets or fiat currency;
xi.    Gemini will maintain adequate capital and reserves to the extent required by Applicable Laws and Regulations; and
xii.    the Gemini BSA/AML Program is consistent with Applicable Laws and Regulations and acceptable industry standards for such policies.
(b)    Customer represents, warrants and covenants that:
i.    it has full power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;
ii.    the execution, delivery and performance by Customer of this Agreement are within Customer’s corporate powers and have been duly authorized by all necessary corporate action on the part of Customer;
iii.    this Agreement constitutes a valid and binding agreement of Customer enforceable against Customer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Laws and Regulations in the jurisdictions where Customer operates or of the articles of incorporation or other documents under which Customer is organized or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Customer;
iv.    Customer is in compliance with all Applicable Laws and Regulations in the jurisdictions in which Customer operates, and to its best knowledge has obtained all required regulatory licenses, approvals and consents as applicable with respect to this Agreement and any Withdrawal Requests (as defined herein), and such licenses, approvals and consents are in full force and effect and all conditions of any such consents have been complied with; without limiting the generality of the foregoing, Customer will not use the services provided by Gemini under this Agreement in any manner that is, or would result in, a violation of any Applicable Laws and Regulations in jurisdictions in which Customer operates;

v.    it has all rights, title and interest in and to the Digital Assets and fiat currency as necessary for Gemini to perform its obligations under this Agreement, there is no claim pending, or to the Customer’s knowledge, threatened, and no encumbrance or other Lien, in each case, that may adversely affect any delivery of Assets made in accordance with this Agreement, and the safekeeping of the Digital Assets and fiat currency pursuant to this Agreement is on terms consistent with the Customer’s governing documents;
vi.    Customer shall immediately notify Gemini if, at any time after the date of this Agreement, any of the representations, warranties and covenants made by Customer under this Agreement fail to be true and correct as if made at and as of such time and provide details of such deficiency;
vii.    Customer is aware of and familiar with, and has been fully informed of, the risks associated with giving Instructions, and is willing to accept such risks in accordance with this Agreement, and Customer shall (and shall cause each Authorized Person to) safeguard and treat with extreme care any credentials related to Instructions. Customer understands that there may be more secure methods of giving or delivering Instructions than the methods selected by Gemini and Customer agrees that the security procedures (if any) to be followed in connection therewith provide a commercially reasonable degree of protection in light of particular needs and circumstances. Customer agrees and understands that a Withdrawal Request given pursuant to Instructions in a manner authorized by this Agreement may conclusively be presumed by Gemini to have been given by an Authorized Person, and may be acted upon as given;
viii.    Customer agrees and understands that Supported Digital Assets are new forms of assets, that the law regarding their ownership, custody, and transfer is developing and uncertain, and that custody of such assets poses certain risks that are not present in the case of more traditional asset classes; and Customer further agrees and understands that Customer will bear such risks as set forth in this Agreement and the potential loss or diminution in value of Supported Digital Assets due to changes or developments in the law or conditions under existing law in which Customer’s rights in and to such Supported Digital Assets are not adequately protected;
ix.    Customer agrees and understands that (i) Gemini does not own or control the underlying software protocols of networks which govern the operation of Supported Digital Assets, (ii) Gemini makes no guarantees regarding their security, functionality, or availability, and (iii) in no event shall Gemini be liable for or in connection with any acts, decisions, or omissions made by developers or promoters of such Supported Digital Assets or Staking Services.
x.    Customer will not Deliver or cause to be Delivered any Custody-Only Assets to its Custody Account and does not intend to hold such assets with Gemini; and
xi.    Customer is not, and no transferee of Assets pursuant to any Withdrawal Request is, (i) a blocked person or otherwise the target of any laws or sanctions programs administered by the United States Department of the Treasury's Office of Foreign Assets Control (‟OFACˮ), that would prohibit the sale or transfer of Assets to Customer or such transferee, or (ii) located, organized, or resident in a country or territory that is the subject of country or territory-wide sanctions that prohibit the sale or transfer of Assets to them (presently, Crimea, Cuba, Iran, North Korea and Syria).
11.    Duties and Obligations of Gemini. In addition to those duties and obligations of Gemini set out elsewhere in this agreement, the duties and obligations of Gemini shall also include the following:
(a)    Safekeeping of Digital Assets and Fiat Currency. In accordance with the Standard of Care, Gemini represents, warrants, and covenants that Gemini shall keep in safe custody on behalf of Customer all Assets and fiat currency received by Gemini and meet the following obligations:
i.    Assets credited to the Custody Account and fiat currency credited to the Fiat Account shall be held in the applicable Gemini sub-account at all times, which accounts shall be controlled by Gemini at all times;
ii.    The ownership of Assets and fiat currency deposited by Customer will be clearly recorded in Gemini’s books as being held in custody for Customer and Gemini’s records will at all times provide for the separate identification of Assets and fiat currency deposited by Customer from Digital Assets or property belonging to Gemini or any other person; and
iii.    Gemini shall not, without the prior written consent of Customer, deposit or hold Customer’s Assets or fiat currency with any third-party depositary, custodian, clearance system, wallet, or sub-custodian, other than in the case of Fiat Currency, held in Customer Omnibus Accounts or in connection with the Staking Services, described in an applicable Staking Services Addendum.
(b)    No more than once per calendar year, Customer shall be entitled to request that Gemini produce its Services Organization Controls 2 Type I report (a “SOC 2-I Report”) and a new Services Organization Controls 2 Type II report (a “SOC 2-II Report” and, together with a SOC 2-I Report, “SOC Reports”), or certify that there have been no material changes which would impact the previous SOC Reports provided to Customer, and promptly deliver to Customer a copy of each SOC Report within 45 days of Customer’s request.
(c)    No more than once per calendar year, Customer shall be entitled to request that Gemini produce a copy of Gemini’s audited annual financial statements for each financial year ending on or after December 31, 2023, and Gemini shall promptly deliver such financial statements to Customer.
(d)    Gemini has implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard Gemini's electronic systems and software and Customer’s Confidential Information (as defined in Section

16) from, among other things, unauthorized access or misuse, in each case as set out and to the extent set out in Gemini’s SOC Reports (“Information Security Program”). In the event of a Data Security Event (defined below), Gemini shall promptly (subject to any legal or regulatory requirements) notify Customer and such notice shall include the following information to the extent available at the time using commercially reasonable efforts: (i) the timing and nature of the Data Security Event, (ii) the information related to Customer that was compromised, (iii) when the Data Security Event was discovered, and (iv) remedial actions that have been taken and that Gemini plans to take. “Data Security Event” is defined as any event whereby (x) an unauthorized person (whether within Gemini or a third party) acquired or accessed Customer’s or an Authorized Person’s personal identifying information, or (y) Customer’s or an Authorized Person’s personal identifying information is otherwise lost, stolen or compromised.
12.     Indemnification.
Gemini agrees to indemnify and hold harmless Customer from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively “Damages”) arising out of or caused by (whether directly or indirectly) a third-party claim (except where such claim directly results from Customer’s willful misconduct, fraud, or gross negligence) relating to:
i.    the non-performance or material breach by Gemini of its duties and obligations under this Agreement, including the Standard of Care;
ii.    Customer’s reasonable reliance on any representations or warranties made by Gemini under this Agreement that were or are in fact untrue; or
iii.    the holding of the Assets and fiat currency by Gemini as contemplated by this Agreement, including any loss or damage caused by any act or omission of any employee of Gemini or any agent, representative or independent contractor engaged by Gemini, whether or not such act or omission occurred within the scope of his employment or engagement.
(b)    Customer agrees to indemnify and hold harmless Gemini from and against any and all Damages arising out of or caused by (whether directly or indirectly) a third-party claim (except where such claim directly results from Gemini's willful misconduct, fraud, or gross negligence) relating to:
i.    the non-performance or material breach by Customer of its duties and obligations under this Agreement; or
ii.    Gemini’s reasonable reliance on any representations or warranties made by Customer under this Agreement that were or are in fact untrue.
(c)    For the avoidance of doubt, “Damages” shall not include any losses, claims, damages, liabilities or expenses arising from any fluctuation in market price, forks, governance changes, airdrops or other events which impact all holders of a Digital Asset globally as a class.

13.    Force Majeure. Customer agrees and understands that in no event shall Gemini be liable for any delays, failure in performance or interruption of service which result directly or indirectly from any cause or condition, whether or not foreseeable, beyond Gemini's reasonable control, including, but not limited to, any act of God, nuclear or natural disaster, epidemic, action or inaction of civil or military authorities, act of war, terrorism, sabotage, civil disturbance, strike or other labor dispute, accident, or state of emergency; provided, however, that for the avoidance of doubt, this Section 13 shall not apply to the events or occurrences governed by Section 9(a)(ii). The occurrence of an event described in this Section 13 shall not affect the validity and enforceability of any remaining provisions of this Agreement.
14.    Termination.
(a)    This Agreement will commence on the Effective Date and will continue until terminated as provided in this Section 14.
(b)    This Agreement may be terminated by either Party upon 90 days written notice to the other Party; provided, however, that if this Agreement is terminated pursuant to this Section 14, Gemini shall use commercially reasonable efforts to cooperate with Customer’s transition to a replacement custodian and if Customer is unable to engage a replacement custodian using commercially reasonable efforts within such 90 day period, Gemini terminates this Agreement, then Gemini shall continue to act as Custodian pursuant to the terms of this Agreement until such time as Customer engages a replacement custodian, provided that Customer uses reasonable commercial efforts to promptly engage a replacement custodian.
(c)    Either Customer or Gemini (for the purpose of this Section 14(c), the “Terminating Party”) may terminate this Agreement at any time by written notice to the other Party (the “Defaulting Party” which, for greater certainty, shall be Gemini, where Customer is the Terminating Party and shall be Customer where Gemini is the Terminating Party) upon the occurrence of one or more of the following events (a “Termination Event”), such termination to take effect: (i) on the tenth Business Day after the delivery of written notice of termination by the Terminating Party to the Defaulting Party, unless the Defaulting Party has cured the Termination Event to the satisfaction of the Terminating Party, acting reasonably, or (ii) immediately after delivery of written notice of termination by the Terminating Party to the Defaulting Party if such Termination Event is incapable of being cured within ten Business Days:
i.    any representation, warranty, certification or statement made by the Defaulting Party under this Agreement was or becomes incorrect in any material respect when made;
ii.    the Defaulting Party materially breaches, or fails in any material respect to perform any of its obligations under, this Agreement;
iii.    the Defaulting Party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against the Defaulting Party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the Defaulting Party files a petition for bankruptcy or an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements;
iv.    a Change of Control of the Defaulting Party, or an event, change or development that causes or is likely to cause a Material Adverse Effect on the Defaulting Party, or in the ability of the Defaulting Party to fulfill its responsibilities under this Agreement, occurs;
v.    with respect to Customer's right to terminate, a Supported Network relating to Customer's Digital Assets undergoes a Fork and becomes a Forked Network, and Customer disagrees with Gemini's choice of which Forked Network to support; or
vi.    with respect to Customer's right to terminate, Applicable Laws and Regulations or any change therein or in the interpretation or administration thereof that may have a Material Adverse Effect on Customer or the rights of Customer with respect to any services covered by this Agreement.
(d)    Upon termination of this Agreement:
i.    Gemini shall promptly upon Customer’s Instructions deliver or cause to be delivered to Customer all Customer Assets and fiat currency held or controlled by Gemini as of the effective date of termination;
ii.    Customer shall pay to Gemini all fees, if any, as set forth in the Agreement accrued to the date of such termination;
iii.     the license granted to Customer to access and use the Gemini Platform and Custodial Services shall terminate, and Customer (and its Authorized Persons) shall immediately discontinue all access and use of Custodial Services; and
iv.    any such termination shall not affect any right or liability arising out of events occurring, or services delivered, prior to the effectiveness thereof.
15.    Forks; Unsupported Forked Assets; Airdrops.
(a)    Forks.
i.    Customer agrees and understands that the underlying protocols of Supported Networks are subject to Forks that may result in more than one version (each, a “Forked Network”) and Gemini holding a specified amount of Digital Assets associated with each Forked Network. Customer further agrees and understands that Forks may materially affect the value, function, and/or name of the Assets it holds on Gemini.

ii.    In the event of a Fork, Customer agrees and understands that Gemini may temporarily suspend the operations of Gemini (with notice, which may be provided by public notice to its customers on its website or by other means) while Gemini chooses, in its sole discretion, except as described herein, which Forked Networks to support. Once Gemini has chosen which Forked Network to support, it will promptly make such notification public on its website or by other means. Customer agrees and understands that in Gemini’s best estimation it is unlikely to support most Forked Networks and that the Digital Assets of most Forked Networks will likely not be made available to Customer.
iii.    DIGITAL ASSET VALUES CAN FLUCTUATE SUBSTANTIALLY, INCLUDING DUE TO CHANGES IN DIGITAL ASSET PROTOCOLS AND NETWORKS WHICH MAY RESULT IN A TOTAL LOSS OF THE VALUE OF DIGITAL ASSETS HELD BY GEMINI ON CUSTOMER’S BEHALF. THE SUPPLY OF DIGITAL ASSETS AVAILABLE TO GEMINI TO PROVIDE TO CUSTOMER AS A RESULT OF A FORKED NETWORK AND GEMINI’S ABILITY TO DELIVER DIGITAL ASSETS RESULTING FROM A FORKED NETWORK MAY DEPEND ON THIRD PARTY PROVIDERS THAT ARE OUTSIDE OF GEMINI’S CONTROL. GEMINI DOES NOT OWN OR CONTROL ANY OF THE PROTOCOLS THAT ARE USED IN CONNECTION WITH DIGITAL ASSETS AND THEIR RELATED DIGITAL ASSET NETWORKS, INCLUDING THOSE RESULTING FROM A FORKED NETWORK. ACCORDINGLY, GEMINI DISCLAIMS ALL LIABILITY RELATING TO SUCH PROTOCOLS AND ANY CHANGE IN THE VALUE OF ANY DIGITAL ASSETS (WHETHER OF A FORKED NETWORK OR OTHERWISE) INCLUDING IF SUCH CHANGE IS CAUSED BY A CHANGE IN SUCH PROTOCOLS OR NETWORKS, AND GEMINI MAKES NO GUARANTEES REGARDING THE SECURITY, FUNCTIONALITY, OR AVAILABILITY OF SUCH PROTOCOLS OR DIGITAL ASSET NETWORKS. CUSTOMER ACCEPTS THE RISKS ASSOCIATED WITH CHANGES IN DIGITAL ASSET PROTOCOLS OR NETWORKS, INCLUDING FORKS.
iv.    In the event of a Fork of a Supported Network, Gemini will support the Forked Network that requires the greatest total threshold number of hash attempts to mine all existing blocks measured during the 48-hour period following a Fork (the “Greatest Cumulative Computational Difficulty”) and will retain the name and ticker of the Digital Asset that existed prior to the Fork. Customer agrees and understands that Gemini may, in its sole discretion, suspend operations, in whole or in part (with notice, which may be provided by public notice to its customers on its website or by other means), for as long as Gemini reasonably deems necessary, while it makes this determination. If Gemini is unable to make a conclusive determination as to which Forked Network has the Greatest Cumulative Computational Difficulty, or if Gemini reasonably determines in good faith that Greatest Cumulative Computational Difficulty is not a reasonable criterion upon which to make a determination, it will support the Forked Network that it reasonably deems in good faith is most likely to be supported by the greatest number of users and miners and will retain the name and ticker of the Digital Asset that existed prior to the Fork. Gemini may also support the other Forked Network, in which case Gemini will call its Digital Asset by a different name and use a different ticker. Once Gemini has made a determination regarding the Forked Network(s) it will support, it will promptly make such determination publicly available through its website or other means.
(b)    Unsupported Forked Digital Assets. In the event that the Customer is entitled to take delivery of Digital Assets pursuant to the protocol of a Forked Network and Gemini elects, in its sole direction, not to support such Forked Network, Gemini shall, in good faith upon request of Customer:
i.    use commercially reasonable efforts to calculate the amount of specified Unsupported Fork Network Assets Customer would be entitled to based upon the Customer’s balance of Digital Assets at the time of the applicable Fork (the “Unsupported Forked Assets”);
ii.    use commercially reasonable efforts to notify the Customer in writing (which may be via email) of the amount of Unsupported Forked Assets and shall not account for, or pursue such, Unsupported Forked Assets as its own property or the property of any other person other than Customer;
iii.    in the discretion of Gemini:
A.make such Unsupported Forked Assets available to Customer via a one-time withdrawal mechanism (“One-Time Withdrawal”) (subject to the withholding and retention by Gemini of any amount reasonably necessary, as determined in Gemini’s sole discretion, to fairly compensate Gemini for the efforts expended to make such Digital Assets available); or
B.not pursue obtaining such Unsupported Forked Assets on behalf of the Customer; and
iv.    if Gemini elects not to pursue obtaining Unsupported Forked Assets under this section, in the event that Gemini in the future elects to support such Forked Network, Gemini shall use commercially reasonable efforts to take such action as may be necessary to pursue and credit such Unsupported Forked Assets to the Customer’s Gemini Account.
(c)    Airdrops. Customer agrees and understands that in the event that a Digital Asset network attempts to or does distribute (sometimes called “airdropping” or “bootstrapping”) its Digital Assets to Digital Asset addresses of a Supported Network, Gemini will treat this Digital Asset network as an Unsupported Forked Network. The Parties further agree and understand that airdropped Digital Assets do not create or represent any relationship between Gemini and the sender and/or the related Digital Asset network and does not subject Gemini to any obligations whatsoever as they relate to the sender and/or the related Digital Asset network.

16.    Confidentiality.
(a)    The Parties acknowledge that a copy of the final, executed Agreement will be filed publicly with the Securities and Exchange Commission by the Customer as part of its obligations as a reporting company under applicable securities laws, subject to reasonable redaction for economic or other confidential commercial terms as reasonably agreed by both Parties. The Parties agree that each shall treat confidentially the terms and conditions of this Agreement which are redacted from the publicly filed version of this Agreement and all information provided by each Party to the other regarding its business and operations which is not publicly available.
(b)    As used herein, the term “Confidential Information” means all non-public information disclosed directly or indirectly by one party (including its employees, agents and representatives, the “Disclosing Party”) to the other party (“Receiving Party”) in connection with the provision of services contemplated by this Agreement, whether furnished before or after the date of this Agreement, and whether written, oral or in electronic form.
(c)    The Receiving Party shall maintain the strict confidentiality of any Confidential Information and shall not disclose any part of it to any other person except as set forth herein. The Receiving Party shall treat the Confidential Information with the same degree of care as it would its own, but in no event with less than reasonable care, and subject to the Standard of Care and other applicable provisions of this Agreement.
(d)    The Receiving Party shall not disclose or permit disclosure of any Confidential Information to third parties, other than to those who have (i) a reasonable need to know such information in order to assist the Receiving Party in connection with the services under this Agreement and (b) have agreed to preserve the confidentiality of the Confidential Information; provided, however, that such obligation shall not apply to any information that the Receiving Party is required to disclose or provide to NYSDFS or FinCEN pursuant to Applicable Laws and Regulations.
(e)    The Receiving Party further agrees to notify the Disclosing Party in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Disclosing Party’s Confidential Information which may come to Receiving Party’s attention.
(f)    Exceptions: Notwithstanding the above, the Receiving Party shall not have liability to the Disclosing Party with regard to any Confidential Information which:
i.Was in the public domain at the time it was disclosed to the Receiving Party or has entered the public domain through no fault of Receiving Party;
ii.Was known to Receiving Party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;
iii.Is disclosed with the prior written approval of the Disclosing Party; or

iv.Subject to Section 18(b), is disclosed pursuant to applicable federal, state or local laws, rules, regulations or policies, or the order or requirement of a court, administrative agency, or other governmental body; provided, however, that Receiving Party shall provide (if allowed) prompt notice of such court order or requirement to the Disclosing Party to enable the Disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure.
17.    Limitations of Liability.
(a)    Gemini, its affiliates, Gemini Service Providers, or any of their respective officers, directors, agents, joint venturers, employees or representatives, shall not be liable for (i) any losses or claims arising out of actions that are in Customer’s control and related to its use of the Gemini Platform, including but not limited to, the Customer’s failure to follow security protocols, Gemini controls, improper Instructions, failure to secure Customer’s credentials from third parties, or anything else in Customer’s control, (ii) in the case of the Custodial Services, any losses or claims arising out of or relating to Customer’s use of the staking services, as defined in an applicable Staking Services Addendum except where a result of Gemini’s negligence or willful misconduct; (iii) any amount greater than the value of the Assets on deposit in Customer’s Custody Account, or, in the case of the Staking Services only, Staked using the Staking Services, at the time of, and directly relating to, the events giving rise to the liability occurred, the value of which shall be determined in accordance with the Chicago Mercantile Exchange Solana-Dollar Reference Rate or any successor thereto. No Party shall be liable to the other Parties (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special, punitive or consequential losses suffered or incurred by the other Parties (whether or not any such losses were foreseeable or within the contemplation of the Parties). This means, by way of example only (and without limiting the scope of the above), that if Customer claims that Gemini failed to process a Withdrawal Request properly, Customer’s damages are limited to no more than the value of the Supported Digital Assets at issue in the Withdrawal Request, and that Customer may not recover for lost profits, lost business opportunities, or other types of special, incidental, indirect, intangible, or consequential damages in excess of the value of the Assets at issue in the withdrawal.
(b)    Gemini shall not be liable to Customer or anyone else for any loss or injury resulting directly or indirectly from any damage or interruptions caused by any computer viruses, spyware, scamware, trojan horses, worms, or other malware that may affect Customer’s computer or other equipment, provided such malware did not originate from Gemini or its agents.
18.    Account Suspension; Legal Process
(a)    Account Suspension. Customer agrees and understands that Gemini has the right to immediately (i) take actions Gemini determines appropriate to comply with Applicable Law and Regulations and in accordance with its BSA/AML Program, (ii) suspend Customer’s Custody Account or Fiat Account, (ii) freeze/lock the funds and assets in all such accounts, and (iii) suspend Customer’s access to Gemini (collectively, an ‟account suspension”), if: (A)

Gemini is required to do so by a regulatory authority, court order, facially valid subpoena, or binding order of a governmental authority, (B) Gemini reasonably and in good faith believes Customer has violated Applicable Laws and Regulations in connection with Customer's Custody Account or Fiat Account, or Gemini is required to do so under Gemini's BSA/AML Program, (C) Gemini believes someone is attempting to gain unauthorized access to the account, or (D) Gemini believes there is unusual activity in the account. If Customer’s account has been suspended, Customer will be notified when accessing Gemini. Gemini shall also give immediate notice to Customer as provided in this Agreement that Customer’s account has been suspended and shall disclose the reasons for suspension, unless specifically prohibited from doing so by Applicable Laws and Regulations. If Gemini suspects any of the e-mail addresses associated with Customer that are listed in Section 20 are compromised, it may omit sending notice of the account suspension to that e-mail address. Except as set forth above, Gemini shall not suspend Customer's access to the Custody Account or the Fiat Account, and any suspension of Customer's access to such accounts shall constitute a breach of this Agreement. In the case of an account suspension due to (C) or (D) of this paragraph, Gemini shall restore Customer's normal access to the Custody Account or Fiat Account as promptly as reasonably possible without putting the Assets and fiat currency in such accounts at risk. In the case of an account suspension due to (A) or (B) of this paragraph, Gemini shall permit Customer to withdraw Customer's Assets and fiat currencies from Customer's Custody Account or Fiat Account as soon as permitted by Applicable Laws and Regulations or the applicable court order, subpoena, or regulatory or governmental authority, and for ninety (90) days thereafter.
(b)    Legal Process. Customer agrees and understands that Gemini is authorized to supply information to law enforcement agencies regarding any Custody Accounts, Fiat Accounts or Assets that is required by Applicable Laws and Regulations and to comply with any writ of attachment, execution, garnishment, tax levy, restraining order, subpoena, warrant or other legal process. To the extent permitted by Applicable Laws and Regulations, Gemini will promptly provide Customer with notice of any such request for information or other legal process and use reasonable efforts to allow customer to seek an appropriate protective order or take other necessary action in respect of such request or legal process prior to complying with such request or legal process. Customer agrees to pay the reasonable expenses (including reasonable attorney’s fees or expenses) incurred by Gemini in connection therewith, and indemnify and hold Gemini harmless against all resulting actions, claims, liabilities, losses, costs, or damages.
19.    Digital Assets; Supported Networks.
(a)    Digital Asset Networks. Customer understands that Gemini does not own or control the underlying software protocols of Digital Asset networks which govern the operation of Digital Assets or the operation of Staking Services. In general, the underlying protocols are open source and anyone can use, copy, modify, and distribute them. Customer agrees and understands that: (i) Gemini is not responsible for the operation of the underlying protocols, and (ii) Gemini makes no guarantees regarding their security, functionality, or availability.
(b)    Supported Networks. Customer agrees and understands that Gemini supports, in its sole discretion, certain Digital Asset networks (each, a “Supported Network”). Supported

Networks are available on the Gemini website at https://www.gemini.com/legal/user-agreement#section-supported-networks, and may be updated from time-to-time. Customer agrees and understands that a Digital Asset network is not a Supported Network (each, an “Unsupported Network”), unless it is explicitly named as a Supported Network by Gemini on its website. Customer also agrees and understands that Gemini may, in its sole discretion, choose to support an Unsupported Network and make it a Supported Network on Gemini at any time. Customer further agrees and understands that Gemini may, in its sole discretion, choose to no longer support a Supported Network on Gemini and make it an Unsupported Network at any time, subject to subsection (e) below.
(c)    Supported Digital Assets.
i.    Customer agrees and understands that Gemini supports, in its sole discretion, certain Digital Assets of Supported Networks on Gemini (each, a “Supported Digital Asset”). Supported Digital Assets are available on the Gemini website at https://www.gemini.com/legal/user-agreement#section-supported-digital-assets-and-waiver-of-conflicts, and may be updated from time-to-time. Customer agrees and understands that a Digital Asset of an Unsupported Network or a Digital Asset that operates “on top of” a Supported Network is not a Supported Digital Asset (each, an “Unsupported Digital Asset”), unless it is explicitly named as a Supported Digital Asset by Gemini. Customer also agrees and understands that Gemini may, in its sole discretion, choose to support an Unsupported Digital Asset and make it a Supported Digital Asset on Gemini at any time. Customer further agrees and understands that Gemini may, in its sole discretion, choose to no longer support a Supported Digital Asset on Gemini and make it an Unsupported Digital Asset at any time, subject to subsection (e) below.
ii.    Customer agrees and understands that Gemini is solely responsible for the operation of Gemini, the Gemini Platform and the Custodial Services and for making all decisions and determinations with respect to such. Such decisions and determinations could include, without limitation, the choice to support or not support a Digital Asset or Digital Asset network, or a change to the terms of trading or transacting on or through Gemini in connection with any such Digital Asset or Digital Asset network.
iii.    Customer agrees and understands that Gemini may use its own services. Customer further agrees and understands that Gemini's Related Parties may be other customers of Gemini (other than the Customer) and may use the services offered by Gemini.
(d)    Unsolicited Transfers. Customer agrees and understands that in the event that it or a third-party deposits Unsupported Digital Assets into a Digital Asset address that Gemini controls (an “Unsolicited Transfer”), Gemini has the right to and will account for any such Unsupported Digital Assets as Gemini’s property, subject to Section 15.
(e)    Gemini shall use reasonable efforts to provide at least 90 days’ prior notice to Customer prior to choosing to no longer support a Supported Digital Asset held in Customer's Custody Account and make it an Unsupported Digital Asset, or prior to making its associated

Supported Network an Unsupported Network, provided, however, that Gemini may take immediate action under this Section 19(e) with or without notice to Customer if a Supported Digital Asset or Supported Network poses a material regulatory or operational risk as determined by Gemini, or if such action is required to comply with Applicable Law.
20.    Miscellaneous.
(a)    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.
(b)    Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Customer, to:
VanEck Digital Assets, LLC
666 Third Avenue, Floor 9
New York, New York 10017
Attn: General Counsel
With electronic mail copies to: kdacruz@vaneck.com; jcrimmins@vaneck.com and legalnotices@vaneck.com if to Gemini, to:
Gemini Trust Company, LLC
600 Third Ave
New York, New York 10016
E-mail: legal@gemini.com
or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. Each of the foregoing addresses shall be effective unless and until notice of a new address is given by the applicable Party to the other Parties in writing. Notice will not be deemed to be given unless it has been received.
(c)    Relationship of the Parties. Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it cause, Gemini or Customer to be treated as partners, joint ventures, or otherwise as joint associates for profit.
(d)    Governing Law; Arbitration. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York (excluding the conflicts of law provisions). Any controversy, claim or dispute arising out of or relating to this Agreement or the breach thereof shall be settled solely and exclusively by binding arbitration in

New York, New York administered by JAMS and conducted in English. All such controversies, claims or disputes, including any relating to the scope of this section and/or the arbitrability of any claim, shall be settled in this manner in lieu of any action at law or equity. Such arbitration shall be conducted in accordance with the then prevailing JAMS Comprehensive Arbitration Rules & Procedures (the “Rules”), with the following exceptions to such Rules if in conflict: (a) the arbitration shall be conducted by one neutral arbitrator; (b) each party to the arbitration will pay an equal share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the Rules) of the proceedings has been given to such party. Each party shall bear its own attorney’s fees and expenses. The Parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity. To the extent a Party seeks emergency relief in connection with any dispute, the “Emergency Relief Procedures” provision of the Rules, currently Rule 2(c), shall govern. The Parties acknowledge that this Agreement restricts any Party from seeking emergency relief from any court, including without limitation temporary restraining orders and/or preliminary injunctions, and the Parties agree that, to the extent any Party breaches this Agreement by seeking such relief from a court, the Party seeking such relief shall be responsible for paying the other Party’s attorneys’ fees in opposing such relief, and the arbitrator shall render an award of such attorneys’ fees at the earliest possible time after such fees are incurred. IF FOR ANY REASON THIS ARBITRATION CLAUSE BECOMES NOT APPLICABLE THEN EACH PARTY, (i) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER MATTER INVOLVING THE PARTIES HERETO, AND (ii) SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL OR STATE COURTS LOCATED IN NEW YORK COUNTY, NEW YORK AND EACH PARTY HERETO AGREES NOT TO INSTITUTE ANY SUCH ACTION OR PROCEEDING IN ANY OTHER COURT IN ANY OTHER JURISDICTION. Each party irrevocably and unconditionally waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in the arbitration forum or venue referred to in this section.
(e)    Amendments and Waivers.
i.    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.
ii.    No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(f)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns but the Parties agree that no Party can assign its rights and obligations under this Agreement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.
(g)    Entire Agreement. This Agreement embodies the entire agreement and understanding among the Parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement.
(h)    Privacy of Information.
i.    Customer acknowledges and agree to the collection, use, and disclosure of its personal information in accordance with Gemini’s Privacy Policy, which is available on the Gemini website at https://www.gemini.com/legal/privacy-policy, and which may be amended from time to time and is incorporated into this Agreement by reference.
ii.    Customer agrees and understands that Gemini may use third parties to gather, review, and submit or facilitate submitting Customer’s data and activity from Gemini to regulatory authorities on Gemini’s behalf when required by Applicable Law or Gemini’s generally applied compliance program. By using Gemini, Customer agrees to grant third-party providers that Gemini may engage, the right, power, and authority to access and submit Customer’s data and activity to regulatory authorities on Gemini’s behalf and in accordance with and pursuant to their terms and conditions, privacy policy, and/or other policies, when required by Applicable Law or Gemini’s generally applied compliance program.
(i)    Gemini shall provide to Customer and the Authorized Agent such information as is necessary to make deposits to the Custody Account and Fiat Account.
(j)    Insurance. Gemini has obtained insurance coverage by a reputable insurance company with respect to Digital Assets custodied with Gemini, in accordance with its internal standards for maintaining such insurance and subject to change at Gemini’s discretion. Gemini shall provide Customer with notice of material changes in its insurance coverage.
(k)    Business Continuity Plan. Gemini has established and will maintain a business continuity plan that will reasonably support its ability to conduct business in the event of a significant business disruption and Gemini aims to minimize business interruption as quickly and efficiently as reasonably possible, in each case as set out and to the extent set out in Gemini’s SOC Reports.

(l)    Recording and Recordkeeping. Customer also agrees and understands that Gemini may maintain and retain records of all information, activities, and communications relating to Customer’s Gemini Account, and use of Gemini.
(m)    Proprietary Rights and Limitations on Use.
i.    The Gemini Platform is a proprietary platform and is protected by copyright and other intellectual property laws. Except as set forth in Gemini’s API agreement (“API Agreement”), available on Gemini’s website at https://www.gemini.com/legal/api-agreement#section-welcome-to-the-gemini-api, which may be amended from time to time, and Gemini’s Market Data Agreement, available on Gemini’s website at https://www.gemini.com/legal/market-data-agreement#section-introduction, which may be amended from time to time, Customer agrees and understands not to modify, copy, reproduce, retransmit, distribute, sell, publish, broadcast, create derivative works from, or store Gemini source code or similar proprietary or confidential data or other similar information provided via Gemini, without Gemini’s express prior written consent. Customer may not use Gemini for any unlawful purpose.
ii.    Gemini hereby grants Customer a non-assignable and non-exclusive personal, worldwide, royalty-free license to use the Gemini Platform and to access Gemini Market Data and other informational content through the Gemini Platform in accordance with the API Agreement, Market Data Agreement, and this Agreement. All other uses are prohibited. All rights in and to the Gemini Platform, and not granted herein, are reserved.
iii.    Gemini and the Gemini’s logos (whether registered or unregistered) are proprietary marks licensed to Gemini and protected by applicable trademark laws. Nothing contained in this Agreement should be construed as granting any license or right to use any of the Gemini Marks displayed here without our express written consent. Any unauthorized use of the Gemini Marks is strictly prohibited. Customer may not use any of the Gemini Marks in connection with the creation, issuance, sale, offer for sale, trading, distribution, solicitation, marketing, or promotion of any investment products (e.g., Digital Assets, fiat currency, securities, commodities, investment or trading products, derivatives, structured products, investment funds, investment portfolios, commodity pools, swaps, securitizations or synthetic products, etc.), including where the price, return, and/or performance of the investment product is based on, derived from, or related to Gemini or any portion thereof, without a separate written agreement with Gemini.
iv.    Notwithstanding the foregoing, for the term of this Agreement, Gemini hereby grants to Customer a nonexclusive, non-transferable, non-sublicensable, revocable, and royalty-free license, subject to the terms of this Agreement, to display the marks listed in Exhibit 2 (“Gemini Marks”), or otherwise refer to Gemini by name, for the sole and limited purpose of identifying Gemini as a provider of Custodial Services to Customer on Customer’s website or to investors or the public, only to the extent required by Customer’s investment activities. Client may not use the Gemini Marks, or otherwise refer to Gemini’s name, in published form, including but not limited to investor or related marketing materials, without prior written notice, and then solely for such limited purpose. Any unauthorized use of the Gemini Marks is strictly prohibited.
v.    Gemini has rights to one or more granted patents that cover certain aspects of the Gemini Platform and the provision of digital asset custody services. For the term of this Agreement, Gemini grants to Customer a nonexclusive, non-transferable, non-sublicensable, revocable and royalty free license to the patents set forth in Exhibit 3 (“Patentsˮ) to make, have made, use, import, offer to sell, sell, and have sold any and all products and systems and to practice and perform any and all methods and processes claimed in the Patents solely for the purposes of executing the terms of this Custody Agreement with Gemini. Gemini also covenants not to commence or bring any claim, action or proceeding against Customer for infringement of the Patents during the term of this Agreement.
(n)    Service Modifications. Customer agrees and understands that part of or all of Gemini may be periodically unavailable during scheduled maintenance (collectively, “Downtime”). For information on Gemini’s scheduled maintenance windows, please see Gemini’s Marketplace page here: https://www.gemini.com/fees/marketplace#section-downtime-and-maintenance. Subject to the Standard of Care and other provisions of this Agreement, Customer agrees and understands that Gemini is not liable or responsible to Customer for any inconvenience or damage as a result of Downtime. Following Downtime, when services resume, Customer understands that market conditions and prices may differ significantly from the market conditions and prices prior to such Downtime.
(o)    Third-Party Information Accuracy and Usage. An information provider is any company or person who directly or indirectly provides Gemini with information (“Information Provider”). Such information could include, but is not limited to, overall market data, quotations from other exchanges, markets, dealers, and/or miners of Digital Assets. The third-party information Gemini may provide through Gemini has been obtained from Information Providers and sources Gemini believes are reliable; however, Gemini cannot guarantee that this information is accurate, complete, timely, or in the correct order. The information belongs to the Information Providers. Customer may use this information only for its own benefit. Customer may not reproduce, sell, distribute, circulate, create derivative works from, store, commercially exploit in any way, or provide it to any other person or entity without Gemini’s written consent or the consent of the Information Provider, if required.
(p)    Other Functionality. Customer agrees and understands that, unless provided explicitly in this Agreement, or unless otherwise agreed between the Parties, Gemini will not support any Other Functionality associated with any Digital Assets.
(q)    Customer agrees and understands that Gemini has no duty or responsibility to make recommendations with respect to, supervise or determine the suitability of any transactions involving any Digital Assets, Supported Digital Assets, or Assets (and nothing herein shall be construed as such).

(r)    Customer agrees and understands that Gemini has no duties or responsibilities with respect to any Custody Account or Assets except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Gemini in connection with this Agreement.
(s)    Customer acknowledges that Customer is responsible for paying all taxes or other governmental charges owed with respect to the Assets.
(t)    Customer agrees and understands that it and any and all Authorized Persons are required to successfully complete Gemini’s customer onboarding process pursuant to Gemini’s applicable compliance policies, which may be amended from time to time.
(u)    Neither Gemini nor any Gemini Service Provider are giving investment advice, tax advice, legal advice, or other professional advice to Customer. Customer acknowledges and agrees that all investment decisions are made solely by Customer. Customer agrees and understands that under no circumstances will the operation of Gemini and Customer’s use of Gemini be deemed to create a relationship that includes the provision of or tendering of investment advice.
[Signature Page Follows.]

Each of the undersigned has caused this Agreement to be executed by its duly authorized officer.

VanEck Solana ETF
By: VanEck Digital Assets, LLC, solely in its capacity as sponsor

/s/ Matthew Babinsky
By: Matthew Babinsky
Title: Vice President

GEMINI TRUST COMPANY, LLC

/s/ Marshall Beard
By: Marshall Beard
Title: Authorized Signer

Gemini VanEck Custody Agreement Signature Page

Appendix A – Fiat Account Schedule
This Fiat Account Schedule (“Fiat Account Schedule”) forms a part of and is subject to the terms of the Agreement. In the event of an inconsistency between this Fiat Account Schedule and the remainder of the Agreement, the remainder of the Agreement shall govern to the extent and only to the extent of such inconsistency. Terms used in this Fiat Account Schedule but not defined herein have the meaning as defined in the Agreement. This Fiat Account Schedule applies to the Customer’s use of a Fiat Account.
1.    Fiat Balance Maintenance.
(a)    Gemini is a fiduciary under § 100 of the NYBL and holds Customer’s fiat currency deposits in one or more Customer Omnibus Accounts.
(b)    Each Omnibus Account is: (i) in Gemini’s name, and under Gemini’s control; (ii) separate from Gemini’s business, operating, and reserve bank accounts; (iii) established specifically for the benefit of Gemini Customers; and (iv) represents a banking relationship, not a custodial relationship, with each Bank. Customer agrees and understands that Omnibus Accounts do not create or represent any relationship between Customer and any of Gemini’s banks.
(c)    Each Money Market Account is held at a Bank or financial institution: (i) in Gemini’s name, and under Gemini’s control; (ii) separate from Gemini’s business, operating, and reserve money market accounts; (iii) established specifically for the benefit of Gemini Customers; (iv) managed by a registered Financial Advisor, (v) custodied by a Qualified Custodian; and (vi) the monies within which are used to purchase money market funds invested in securities issued or guaranteed by the United States or certain U.S. government agencies or instrumentalities. Customer agrees and understands that Money Market Accounts do not create or represent any relationship between Customer and any of the related registered Financial Advisors and/or Qualified Custodians.
(d)    Each Payment Account is held at a financial institution: (i) in Gemini’s name, and under Gemini’s control; (ii) separate from Gemini’s business, operating, and reserve bank accounts; and (iii) established specifically for processing the fiat funds transfers of Gemini Customers. Customer agrees and understands that Payment Accounts do not create or represent any relationship between Customer and any of the related financial institutions.
(e)    Customer’s fiat currency deposits are: (i) held across Gemini’s Customer Omnibus Accounts in the exact proportion that all Gemini Customer fiat currency deposits are held across its Customer Omnibus Accounts; (ii) not treated as Gemini’s general assets; (iii) fully owned by Customer; and (iv) recorded and maintained in good faith on Gemini’s Exchange Ledger and reflected in a sub-account (i.e., the Fiat Account of Customer’s Gemini Account) so that Customer’s interests in Gemini’s Customer Omnibus Accounts are readily ascertainable. Gemini’s records permit the determination of the balance of U.S. dollars for a particular Gemini Customer as a percentage of total commingled U.S. dollars held FBO all Gemini Customers in all Customer Omnibus Accounts in a manner consistent with 12 C.F.R. § 330.5(a)(2).

(f)    Notwithstanding anything herein to the contrary, Customer agrees and understands that (i) Gemini may hold some or all of Customer’s fiat currency deposits in Customer Omnibus Accounts that do not receive any interest, and (ii) Gemini may hold some or all of Customer’s fiat currency deposits in Customer Omnibus Accounts and/or Gemini dollar Accounts that do receive interest and/or other earnings and, in such case, Customer agrees to pay Gemini a fee equal to the amount of any such interest and/or other earnings attributable or allocable to Customer’s fiat currency deposits as payment for the services we provide to Customer under this Agreement. Customer agrees and understands that Gemini shall collect any such payment, equal to the amount of such allocable interest and/or other earnings, simultaneously upon being paid such interest and/or other earnings to Gemini’s Customer Omnibus Accounts and/or Gemini dollar Accounts. In addition, Customer agrees and understands that Gemini may receive compensation for its Customer Omnibus Accounts and/or Gemini dollar Accounts, either in the form of services provided at a reduced rate, the payment of a referral fee, or otherwise. Any such compensation will be retained by Gemini and Customer agrees and understands that it will not receive any portion of such compensation.
(g)    Customer should note the following information about each of Gemini’s Customer Omnibus Accounts and Gemini dollar Accounts:
i.    In accepting Customer’s fiat currency deposits, Gemini is acting as a custodian;
ii.    Gemini does not have a reversionary interest in any of Gemini’s Customer Omnibus Accounts or Gemini dollar Accounts;
iii.    Customer’s rights in Gemini’s Customer Omnibus Accounts and/or Gemini dollar Accounts are limited to the specific amount of fiat currency in Customer’s Fiat Account;
iv.    Customer directs the movement of fiat currency into and out of Gemini’s Customer Omnibus Accounts by providing direction to Gemini through Gemini as specified in this Agreement.
v.    Customer directs the movement of fiat currency into and out of Gemini’s Gemini dollar Accounts by providing direction to Gemini through Gemini to create or redeem Gemini dollars;
vi.    To the extent that interest and/or other earnings are attributable or allocable to Customer’s fiat currency deposits held across Gemini’s Customer Omnibus Accounts and/or across Gemini’s Gemini dollar accounts, Customer agrees to pay Gemini a fee equal to the amount of any such interest and/or other earnings as payment for the services Gemini provides to Customer under this Agreement, which Customer agrees and understands that Gemini shall collect simultaneously upon being paid such interest and/or other earnings to its Customer Omnibus Accounts and/or Gemini dollar Accounts;
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Fiat Account Schedule

vii.    Gemini’s Customer Omnibus Accounts and Gemini dollar Accounts are comprised of fiat currency belonging to Customer and other Gemini Customers;
viii.    Gemini’s banks and financial institutions accept instruction only from Gemini and its agents and will not accept any instruction from Customer; and
ix.    Gemini’s banks and financial institutions do not act as custodians for Digital Assets, and are not involved in Gemini’s Digital Asset exchange activities or in the oversight of such activities.
2.    FDIC Insurance.
(a)    U.S. dollar deposits in Customer’s Fiat Account held in one or more Omnibus Accounts at one or more banks located in the United States are held with the intention that they be eligible for Federal Deposit Insurance Corporation (“FDIC”) “pass-through” deposit insurance, subject to the Standard Maximum Deposit Insurance Amount per FDIC regulations (currently $250,000 per eligible Gemini Customer) and other applicable limitations. Gemini’s policy is to comply, in good faith, with the regulations and other requirements of the FDIC for pass-through deposit insurance, including those contained in 12 C.F.R. § 330. Non U.S. dollar deposits held at any banks or financial institutions, as well as U.S dollar deposits held at banks or financial institutions located outside of the United States, may not be subject to or eligible for FDIC deposit insurance.
(b)    Certain circumstances may require Gemini to transfer fiat currency between two or more of Gemini’s Omnibus Accounts or terminate its relationship with one of its banks. Movements of fiat currency between Omnibus Accounts are recorded in detail and will not affect the available balance in the Fiat Account of Customer’s Gemini Account or jeopardize the availability of FDIC insurance, subject to applicable limitations.
(c)    If Customer is a U.K. user, it should note that if U.S. dollar deposits are held in an Omnibus Account at a Bank located in the United States, Customer is not entitled to lodge a complaint with the UK Financial Ombudsman Service (“FOS”) with respect to these U.S. dollar deposits, however, Customer may be entitled to lodge a complaint with the U.S. Consumer Financial Protection Bureau (“CFPB”).
3.    Deposits and Withdrawals. Gemini will email Customer receipt confirmation for all deposits and withdrawals.
(a)    Fiat Currency Deposits. Gemini does not accept fiat currency deposits from third parties for Customer’s benefit. Fiat currency deposits are only accepted from: (i) bank accounts that have successfully completed Gemini’s BSA/AML Program, (ii) are in the name of an individual or institution named on the Gemini Account, and (iii) are domiciled in the country of residence of the individual or institution named on the Gemini Account (each, a “User Bank Account”). If a fiat currency deposit does not originate from a User Bank Account, it will be rejected and returned immediately.
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Fiat Account Schedule

(b)    Wire Deposits. Gemini accepts wire deposits from User Bank Accounts. Wire deposits are made available for trading as soon as they settle to one of Gemini’s Customer Omnibus Accounts; however, Gemini reserves the right to hold funds in the amount of the wire deposit and/or Digital Assets sufficient to cover these funds, which may exceed the amount of funds from the wire deposit based on Gemini’s assessment of potential fluctuations of the price of such Digital Assets, and to prevent withdrawal until the wire deposit is considered settled (typically within one Business Day). Once Customer’s wire deposit is considered settled, Customer will be able to withdraw these funds and any such Digital Assets. Wire deposits sent before 3pm ET by domestic wire from Customer’s User Bank Account will typically settle and be credited to its Gemini Account on the same day or next Business Day. Wire deposits may not be credited outside of normal banking hours. Customer agrees and understands that wire deposit settlement times are subject to bank holidays, the internal processes and jurisdiction of Customer’s bank, and the internal processes of Gemini’s banks and financial institutions. Customer further agrees and understands that in certain situations, wire deposit settlement times may be delayed in connection with Downtime or disruptions to Gemini’s banks and/or Gemini Service Providers.
(c)    ACH Deposits. Gemini accepts Automated Clearing House (“ACH”) deposits from User Bank Accounts. ACH deposits are made available for trading immediately; however, Gemini reserves the right to hold funds in the amount of the ACH deposit and/or Digital Assets sufficient to cover the funds, which may exceed the amount of funds from the ACH deposit based on Gemini’s assessment of potential fluctuations of the price of such Digital Assets, and to prevent withdrawal until the ACH deposit is considered settled (typically within four to five Business Days). Once Customer’s ACH deposit is considered settled, it will be able to withdraw these funds and any such Digital Assets. Customer agrees and understands that ACH deposit settlement times are subject to bank holidays, the internal processes and jurisdiction of Customer’s bank, and the internal processes of Gemini’s banks. Customer further agrees and understands that in certain situations, ACH deposit settlement times may be delayed in connection with Downtime or disruptions to Gemini Service Providers. If Customer’s ACH deposit is returned to its bank, Gemini reserves the right to avail itself of remedies set forth in this Agreement to recover any amount owed to Gemini.
(d)    ACH Deposit Limits. Customer agrees and understands that Gemini reserves the right to increase and/or decrease Customer’s daily and monthly ACH deposit limits, in Gemini’s sole discretion and without notice.
(e)    Fiat Currency Withdrawals. Fiat currency withdrawals are only permitted to User Bank Accounts. Customer’s initiation of a fiat currency withdrawal using its User Account login credentials and other required forms of authentication, when applicable, will be deemed to be Customer’s authorization for Gemini to execute any such withdrawal.
(f)    Wire Withdrawals. Gemini processes wire withdrawals to User Bank Accounts. Wire withdrawals initiated before 3pm ET will typically be processed on the same day or next Business Day. Wire withdrawals may not be processed outside of normal banking hours. Gemini cannot guarantee that Customer will be able to cancel a wire withdrawal instruction. Gemini is
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Fiat Account Schedule

not liable to Customer if, for any reason, it does not cancel a wire withdrawal. Customer agrees and understands that wire withdrawal transfer times are subject to bank holidays, the internal processes and jurisdiction of Customer’s bank, and the internal processes of Gemini’s banks and financial institutions. Customer further agrees and understands that in certain situations, wire withdrawal transfer times may be delayed in connection with Downtime or disruptions to Gemini’s banks and/or Gemini Service Providers.
(g)    ACH Withdrawals. Gemini processes ACH withdrawals to User Bank Accounts. ACH withdrawals initiated before 3pm ET will typically be processed on the same day or next Business Day. ACH withdrawals may not be processed outside of normal banking hours. Gemini cannot guarantee that Customer will be able to cancel an ACH withdrawal instruction. Gemini is not liable to Customer if, for any reason, Gemini does not cancel an ACH withdrawal. Customer agrees and understands that ACH withdrawal transfer times are subject to bank holidays, the internal processes and jurisdiction of Customer’s bank, and the internal processes of Gemini’s banks. Customer further agrees and understands that in certain situations, ACH withdrawal transfer times may be delayed in connection with Downtime or disruptions to Gemini’s banks and/or Gemini Service Providers.
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Fiat Account Schedule

Appendix B–Staking Services Addendum
Provided that Gemini and Customer agree to Staking Services in an applicable Fee Schedule, this Staking Services Addendum (“Staking Services Addendum”) forms a part of and is subject to the terms of the Agreement. Terms used in this Staking Services Addendum but not defined herein have the meaning as defined in the Agreement. This Staking Services Addendum sets forth the terms upon which Customer may utilize the Staking Services (as defined below).
1.    Definitions
Whenever used in this Staking Services Addendum, the following words shall have the meanings set forth below:
(a)    “Staking”, “Staked” or “to Stake” means committing Eligible Staking Assets using a guarantee of the correct and performative operation of a a designated Staking Node.
(b)    “Unstaking”, “Unstaked” or “to Unstake” shall mean removing Eligible Staking Assets from participation in network consensus and validation processes relating to the production of new blocks on a proof-of-stake blockchain network, and, subject to applicable Digital Asset Network timing, they will be available for Withdrawal from Customer's Custody Account
(c)    “Staking Address” means a Blockchain Address outside of the Custody Account which will serve as the destination address for Digital Assets transferred via the Staking Service.
(d)    “Staking Nodes” means the collection of server hardware and software required to maintain a current copy of the blockchain for a Digital Asset Network and to produce or validate new blocks.
(e)    “Staking Rewards” means all Digital Assets generated by operating Staking Nodes, including, but not limited to, block rewards, endorser rewards, transaction fees and any other direct payments as a result of operating, or Eligible Staking Assets being committed to the operation of, a Staking Node.
(f)    “Eligible Staking Assets” means the Digital Assets and/or Digital Asset Networks which are listed as eligible for the Staking Services on Exhibit 1 under “Staking Services”.
2.    Customer Instruction to Custodian to Stake Assets.
(a)    Customer hereby appoints, authorizes and instructs Gemini as Customer’s agent to transfer on Customer’s behalf certain Digital Assets which it owns and holds in the Custody Account to a Staking Address for the purpose of Staking such Digital Assets (the “Staking Services”). Customer agrees that only Eligible Staking Assets may be transferred to the Staking Address and Staked through the Staking Service, regardless of whether a Supported Digital Asset or its Digital Asset Network permits Staking functionality.
(b)    Customer shall determine, via Instructions provided to Gemini, the amount and frequency of Staking of Assets and the Unstaking of Assets (“Staking Instruction”). Gemini may rely upon any Staking Instruction that it believes in good faith has been given by an Authorized Person. Gemini shall ensure that such Staking Instructions are promptly and appropriately carried out to the extent commercially feasible.
(c)    Gemini shall have the responsibility and authority to do or cause to be done all acts Gemini shall determine to be desirable, necessary, or appropriate to implement and administer Customer’s authorization to Stake Digital Assets through the Staking Services. Customer acknowledges and agrees that Gemini is acting as a fully disclosed agent and not as a principal in connection with the Staking of Customer’s Digital Assets through the Staking Services or the distribution of Staking Rewards.
(d)    If supported by the applicable Digital Asset Network, Customer may submit a Staking Instruction to Gemini to return Staked Assets to the Custody Account. Gemini is not responsible for delays or failures to return Staked Assets that are outside of Gemini’s reasonable control, including without limitation “unbonding” periods or other restrictions imposed by the Digital Asset Network on Staked Assets. Staked Assets are not eligible for a Withdrawal Request, and withdrawal timelines set forth in Section 6(c) shall not apply, until Gemini confirms that the Staked Assets have been deposited to the Custody Account, subject to the Standard of Care.
(e)    Gemini may refuse to execute a Staking Instruction and/or remit Staking Rewards to Customer which would cause Gemini to violate any Applicable Laws or Regulations; provided that anything herein to the contrary notwithstanding, Gemini shall return any Eligible Staking Assets to Customer that have been Staked by Customer through Gemini.
3.    Features of the Staking Services
(a)    Customer is solely responsible for understanding and accepting the risks involved in Staking. Gemini has no control over the operation of Digital Asset Networks which support Staking. Neither Gemini nor any Gemini Service Provider are giving investment advice, tax advice, legal advice, or other professional advice to Customer with respect to Customer’s decision to use the Staking Services or participate in Staking.
(b)    As between Customer and Gemini, Customer retains title to any Staked Assets transferred out of the Custody Account in connection with the Staking Service, and, except as provided herein, Customer assumes all risk of loss associated with Staking, including without limitation “slashing”, loss of bond, failing to validate or other penalties (in each case, “Penalties”) which may be imposed on Staked Assets. The Staking Node will be operated by one or more Gemini Service Providers as disclosed
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Staking Services Addendum

on Exhibit 1. In the event of a Penalty which is directly attributable to the operation of the Staking Node by a Gemini Service Provider, Gemini will use commercially reasonable efforts to seek reimbursement of the amount of the Penalty from the Staking Service Provider on behalf of Customer.
(c)    If Customer’s Digital Assets are eligible for governance actions, such as voting, those actions will be unavailable to Customer while the Digital Assets are Staked unless otherwise agreed in writing by Gemini.
(d)    Customer acknowledges and agrees that:
a.    Staking Assets may or may not be segregated, and may be pooled with other funds while held in the Staking Address or otherwise Staked to a Staking Node;]
b.    the Staking Services constitute a part of the Custody Services, and the Standard of Care and Gemini’s indemnification obligations shall apply to the Staking Services;
c.    Section 15 of the Agreement applies solely to Gemini’s Custody Services, and Gemini does not guarantee delivery to Customer of Forked Assets, “airdrops”, or any other distribution on or in relation to Staked Assets (other than Staking Rewards, as described below), provided that Gemini will exercise commercially reasonable efforts to deliver to Customer such distributions that are Support Digital Assets;
d.    any insurance that Gemini offers for the Custody Account shall not extend to Customer’s Assets Staked using the Staking Services while such Assets are Staked, until Customer has submitted a Staking Instruction to Gemini to Unstake such Assets, and once that action is completed and they return to the Custody Account, they will resume being covered by Gemini’s insurance coverage; and
e.    Eligible Staking Assets, once Staked, may not be recoverable in a timely manner or at all. Customer is solely responsible for determining if the function, operation and risks of Staking on any Digital Asset Network are appropriate for Customer, provided, to the extent it is able, that anything to the contrary notwithstanding, Gemini shall abide by the Standard of Care in respect of the Staking Services.
(e)    Gemini shall regularly credit Staking Rewards (provided they are Supported Digital Assets) actually received from the Staking of Customer’s Digital Assets to Customer’s Custody Account, on a recurring basis established by Gemini, after deducting any (i) applicable payments to Gemini as compensation for its services under this Agreement; (ii) withholding required by Applicable Law or Regulation; and (iii) transaction fees or commissions imposed by Gemini Service Providers or other third parties. Gemini does not guarantee that Staking Rewards will be available for any Eligible Staking Assets, and Gemini is not responsible for the continued availability, form, value or amount of Staking Rewards.
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Staking Services Addendum

(f)    Transactions and fees incurred in connection with the Staking Services may not be reflected on the Account Statement, and any tax reporting provided by Gemini for the Custody Services may not include Staking Rewards or any Staking Service transactions. Customer agrees to be responsible for, and shall pay, all taxes, assessments, duties, and other governmental charges, including any interest or penalty rightfully owed by Customer with respect thereto, with respect to any Staked Assets or Staking Rewards, provided that Gemini has not acted negligently.
4.    Fees. Customer shall pay Gemini fees for the Staking Services as set out in the Fee Schedule attached as Exhibit 1.
5.    Additional Termination Rights.
(a)    Either Party may terminate this Staking Services Addendum upon sixty (60) days’ advance written notice to the other Party.
(b)    Either Party may terminate this Staking Services Addendum immediately upon written notice to the other Party if, in such Party’s reasonable discretion, the provision of the Staking Services may violate any Applicable Law or Regulation.
(c)    Unless otherwise provided in the Agreement, termination of this Staking Services Addendum shall not affect the provision of Custody Services or otherwise modify any of the rights or obligations of the Parties under the Agreement.
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Staking Services Addendum